PARAGON TRADE BRANDS, INC.


              PARAGON RETIREMENT INVESTMENT SAVINGS MANAGEMENT PLAN
                                     "PRISM"
                             VOTING INSTRUCTION CARD

Vanguard Fiduciary Trust Company (the "Trustee") is hereby instructed to vote (in person by limited or general power of attorney or by proxy) all the shares or fractional shares thereof of Common Stock of Paragon Trade Brands, Inc. which are allocated to the undersigned's PRISM account and held of record by the Trustee on October 1, 1999, at the Annual Meeting of Stockholders to be held on November 29, 1999, or any adjournment or postponemenet thereof.

Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by November 22, 1999. If this voting instruction card is not received by November 22, 1999, the shares represented herein will not be voted.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE MEMBER (OR DESIGNATED BENEFICIARY OF DECEASED MEMBER). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED VOTING INSTRUCTION CARD IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" EACH NOMINEE AND "AGAINST" THE STOCKHOLDER PROPOSAL.

         This voting instruction card is continued on the reverse side. Please mark, sign and date on the reverse side and return promptly.


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                                                                                                   Please mark      [OBJECT OMITTED:
                                                                                                   your vote as      CHECK BOX]
                                                                                                   indicated in this
                                                                                                   example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE" AND "AGAINST THE PROPOSAL"
                                                   FOR the             WITHHOLD AUTHORITY       In their discretion, the Proxies are
ELECTION OF DIRECTORS                              nominee             to vote for nominee      authorized to vote upon such other
                                                                                                business as may properly come before
                                                                                                the meeting.  This Proxy, when
   Election  of Adrian  D.P.  Bellamy to serve        _                         _               properly executed and delivered,
as a Class III Director for a three-year term                                                   will be voted in the manner directed
                                                                                                herein by the undersigned.  IF NO
   Election of Robert L. Schuyler to serve as         -                         -               DIRECTION IS MADE, THIS PROXY WILL
a Class III Director for a three-year term                                                      BE VOTED "FOR" EACH NOMINEE AND
                                                                                                "AGAINST" THE STOCKHOLDER PROPOSAL.
                                                 AGAINST the                 FOR the
STOCKHOLDER PROPOSAL                              proposal                  proposal            YOUR VOTE IS IMPORTANT.  PROMPT
   Proposed that the current Board of                                                           RETURN OF THIS PROXY WILL HELP SAVE
Directors of the Corporation be removed from          _                         _               THE EXPENSE OF ADDITIONAL
office, in accordance with the By-Laws of the                                                   SOLICITATION EFFORTS
Corporation








Signature(s)_____________________________________________________________________________Date  _______________
NOTE:  Please sign as name appears  hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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